UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 3, 2009

FBL Financial Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Iowa	1-11917	42-1411715
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5400 University Avenue, West Des Moines, Iowa		50266
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	515-225-5400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On September 3, 2009, FBL Financial Group, Inc. announced the implementation of a redesigned organizational structure for senior management. Coincident with this reorganization, John M. Paule, Executive Vice President – EquiTrust, is no longer with the company.

Item 8.01 Other Events.

On September 3, 2009, FBL Financial Group, Inc. announced the implementation of a redesigned organizational structure for senior management. With this reorganization, the following positions and individuals will report directly to CEO James E. Hohmann, effective September 3, 2009: Chief Financial Officer/Chief Administrative Officer - James P. Brannen; Executive Vice President, Chief Investment Officer – Charles T. Happel; Vice President, General Counsel and Secretary – David A. McNeill; and Vice President, EquiTrust – Thomas L. May. Also reporting directly to Mr. Hohmann will be Bruce A. Trost, in the newly created position of Executive Vice President, Operations, and the newly created positions of Chief Actuary and Executive Vice President, Marketing & Distribution, which have not yet been filled.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FBL Financial Group, Inc.

September 3, 2009	By:	James P. Brannen

Name: James P. Brannen
Title: Chief Financial Officer